Exhibit 99.2

BRIDGEWATER BANCSHARES, INC. | Disclaimer

Forward-Looking Statements

This presentation contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as "may", "might", "should", "could", "predict", "potential", "believe", "expect", "continue", "will", "anticipate", "seek", "estimate", "intend", "plan", "projection", "would", "annualized", "target" and "outlook", or the negative version of those words or other comparable words of a future or forward-looking nature.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the negative effects of the ongoing COVID-19 pandemic, including its effects on the economic environment, our clients and our operations, including due to supply chain disruptions, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; loan concentrations in our portfolio; the overall health of the local and national real estate market; our ability to successfully manage credit risk; business and economic conditions generally and in the financial services industry, nationally and within our market area, including rising rates of inflation; our ability to maintain an adequate level of allowance for loan losses; new or revised accounting standards, including as a result of the future implementation of the Current Expected Credit Loss standard; the concentration of large loans to certain borrowers; the concentration of large deposits from certain clients; our ability to successfully manage liquidity risk, especially in light of recent excess liquidity at the Bank; our dependence on non-core funding sources and our cost of funds; our ability to raise additional capital to implement our business plan; our ability to implement our growth strategy and manage costs effectively; developments and uncertainty related to the future use and availability of some reference rates, such as the London Interbank Offered Rate, as well as other alternative reference rates; the composition of our senior leadership team and our ability to attract and retain key personnel; talent and labor shortages an high rates of employment turnover; the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents; interruptions involving our information technology and telecommunications systems or third-party servicers; competition in the financial services industry, including from nonbank competitors such as credit unions and "fintech" companies; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us; the impact of recent and future legislative and regulatory changes, including changes to federal and state corporate tax rates; interest rate risk, including the effects of anticipated rate increases by the Federal Reserve; fluctuations in the values of the securities held in our securities portfolio; the imposition of tariffs or other governmental policies impacting the value of products produced by our commercial borrowers; severe weather, natural disasters, wide spread disease or pandemics (including the COVID-19 pandemic), acts of war or terrorism or other adverse external events; potential impairment to the goodwill we recorded in connection with our past acquisition; changes to U.S. or state tax laws, regulations and guidance, including recent proposals to increase the federal corporate tax rate; and any other risks described in the "Risk Factors" sections of reports filed by the Company with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Certain of the information contained in this presentation is derived from information provided by industry sources. Although we believe that such information is accurate and that the sources from which it has been obtained are reliable, we cannot guarantee the accuracy of, and have not independently verified, such information.

Use of Non-GAAP financial measures

In addition to the results presented in accordance with U.S. General Accepted Accounting Principles ("GAAP"), the Company routinely supplements its evaluation with an analysis of certain non-GAAP financial measures. The Company believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors to help them understand the Company's operating performance and trends, and to facilitate comparisons with the performance of peers. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures to the comparable GAAP measures are provided in this presentation.

2

Bridgewater Bancshares, Inc.

4Q21 Earnings Highlights

Diluted EPS	Return on Average Assets	PPNR Return on Average Assets[2]	Return on Avg. Tangible Common Equity[2]	Adjusted Efficiency Ratio[2]
$0.39[1]	1.46%	2.11%	14.78%	40.3%

Robust Balance Sheet Growth Continues

- Gross loan balances up $107.5 million, or 15.7% annualized from 3Q21 (20.2% ex. PPP)
- Deposit balances up $92.1 million, or 12.8% annualized from 3Q21
- Cash balances declined $46.0 million from 3Q21 as excess liquidity helped fund $359.4 million of loan originations and advances

Highly Efficient Operating Performance

- Adjusted efficiency ratio[2] of 40.3%, down from 41.5% in 3Q21
- Total revenue of $30.4 million, up 1.2% from 3Q21, driven by $480 thousand of net interest income growth
- Core net interest margin[2] of 3.25%, up 3 basis points from 3Q21
- Noninterest expense down $777 thousand, or 5.9% from 3Q21 (adjusted noninterest expense[1] down 1.6%)

Superb Asset Quality

- Annualized net charge-offs to average loans of 0.00%
- Growth-driven provision of $1.2 million, reducing allowance to total loans to 1.43% (ex. PPP)
- Nonperforming assets to total assets of 0.02%, in-line with 3Q21

Solid Capital Position

- Tangible common equity ratio[2] of 8.91%, up 10 bps from 3Q21
- Tangible book value per share[2] of $10.98, up 17.9% from December 31, 2020
- Repurchased 3,320 shares of common stock ($54K) at a weighted average price of $16.36

[1] Includes a $0.04 negative impact related to the payment of BWB's first preferred stock quarterly dividend in 4Q21
[2] Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation

3

PPNR ROA 1 4 Strong Profitability and Revenue Generation Strong PPNR Trends 1 Represents a Non - GAAP financial measure. See Appendix for Non - GAAP reconciliation Dollars in thousands Consistent Revenue Growth $24,841 $25,395 $26,288 $28,673 $29,153 $986 $1,008 $1,603 $1,410 $1,288 $25,827 $26,403 $27,891 $30,083 $30,441 4Q20 1Q21 2Q21 3Q21 4Q21 $16,298 $15,598 $15,852 $17,533 $18,134 $4,979 $10,671 $10,993 $11,509 $12,514 2.30% 2.15% 2.07% 2.09% 2.11% 0.70% 1.47% 1.43% 1.37% 1.46% 4Q20 1Q21 2Q21 3Q21 4Q21 Net Income PPNR 1 ROA Noninterest Income Net Interest Income

$21,230 $22,869 $23,498 $25,433 $26,634 $2,097 $1,864 $1,767 $1,753 $1,057 $1,514 $1,202 $1,023 $1,487 $1,462 $24,841 $25,935 $26,288 $28,673 $29,153 3.61% 3.60% 3.52% 3.54% 3.51% 3.29% 3.34% 3.31% 3.22% 3.25% 4Q20 1Q21 2Q21 3Q21 4Q21 Core Net Interest Margin 1,2 Net Interest Margin 1 5 1 Amounts calculated on a tax - equivalent basis using statutory federal tax rate of 21% 2 Excludes loan fees and PPP loan balances, interest and fees; represents a Non - GAAP financial measure, see Appendix for Non - GAAP reconciliation Dollars in thousands • 17.4% YoY growth in net interest income • 25.5% YoY growth in net interest income (excluding loan fees and PPP loans) • Average earning asset growth of 10.6% annualized from 3Q21 impacted by majority of loan growth occurring later in 4Q21 • Estimated $0.9 million of PPP fees yet to be recognized Net Interest Income Momentum Continues With Robust Loan Growth and Stabilizing NIM Net Interest Income (ex. interest income on loan fees and PPP loans) Net Interest Margin Drivers Interest Income and fees on PPP loans Loan fees Net Interest Income and Net Interest Margin 3 bp increase in core NIM 2 as a portion of excess cash from 3Q21 was redeployed into earning assets

$2,301 $2,390 $2,534 $2,655 $2,756 4.89% 4.74% 4.56% 4.65% 4.49% 4.59% 4.50% 4.37% 4.28% 4.20% 4Q20 1Q21 2Q21 3Q21 4Q21 $1,687 $1,836 $1,898 $2,039 $2,008 0.96% 0.81% 0.74% 0.66% 0.64% 4Q20 1Q21 2Q21 3Q21 4Q21 Loan Yield (ex. Loan Fees and PPP) 2 6 1 Excludes loan fees and PPP 2 Represents a Non - GAAP financial measure. See Appendix for Non - GAAP reconciliation Dollars in millions Spot Rate 2.55 % Spot Rate 4.10% 1 Spot Rate 0.53% Spot Rate 0.52 % Steady Investment in Securities Portfolio Market - Related Loan Yield Pressure as Balances Grow Improving Deposit Mix Resulting in Lower Deposit Costs Lower Overall Funding Costs Net Interest Income Components $371 $383 $391 $386 $413 2.70% 2.76% 2.55% 2.56% 2.57% 4Q20 1Q21 2Q21 3Q21 4Q21 $1,688 $1,836 $1,898 $2,039 $2,008 $654 $676 $732 $784 $861 $188 $138 $141 $145 $136 $2,530 $2,650 $2,771 $2,968 $3,005 0.92% 0.77% 0.70% 0.65% 0.61% 4Q20 1Q21 2Q21 3Q21 4Q21 Average Interest - Bearing Deposits Average Noninterest - Bearing Deposits Average Borrowings Cost of Liability Funding Average Investments Investment Yield Average Loans Loan Yield Average Interest - Bearing Deposits Cost of Interest - Bearing Deposits

$6,216 $7,102 $7,512 $8,309 $7,966 $979 $1,055 $980 $942 $939 $690 $753 $849 $923 $860 $1,760 $2,013 $2,136 $2,480 $2,694 $5,613 $582 $15,258 $10,923 $11,477 $13,236 $12,459 4Q20 1Q21 2Q21 3Q21 4Q21 1.34% 1.49% 1.48% 1.49% 1.43% 0.82% 0.02% 0.02% 0.09% 0.02% 2.16% 1.51% 1.50% 1.58% 1.45% 59.0% 41.2% 42.0% 43.9% 40.8% 36.6% 40.7% 41.5% 41.5% 40.3% 4Q20 1Q21 2Q21 3Q21 4Q21 Adjusted NIE / Avg. Assets 2 Adjusted Efficiency Ratio 2 Adjustment Factors / Avg. Assets 2 Efficiency Ratio 2 7 Adjusted Efficiency Ratio Consistently in the Low 40% Range Continued Investments to Support Balance Sheet Growth 1 3Q21 median efficiency ratio for publicly - traded banks with total assets between $2 billion and $10 billion (Source: S&P Capital IQ) 2 Represents a Non - GAAP financial measure. See Appendix for Non - GAAP reconciliation 3 Includes FHLB advance prepayment fees in 4Q20 and debt extinguishment costs related to accelerated sub debt redemption in 3Q2 1 Dollars in thousands Efficiency Ratio Among Lowest in Industry Industry median efficiency ratio of 57% 1 Decline in 4Q21 personnel expense due to higher bonus accrual in 3Q21 Occupancy Personnel Other Technology Non - Core Items 3 Noninterest expense growth expected to be in - line with asset growth in 2022

BRIDGEWATER BANCSHARES, INC.

Robust Loan Growth Continues



21.2% YoY Growth
$2,326
$138
$2,188
$2,426
$163
$2,263
$2,594
$99
$2,495
$2,712
$54
$2,658
$2,819
$26
$2,793
4Q20
1Q21
2Q21
3Q21
4Q21
Gross Loans (ex. PPP)
PPP Loans

Dollars in millions

- 27.7% YoY loan growth, excluding PPP loans
- 4Q21 gross loans grew $135.5 million, or 20.2% annualized, excluding PPP loans
- Expect annualized loan growth (ex. PPP) in the mid- to high-teen percent range in 2022

BWB Loan Growth Catalysts

- M&A-related market disruption resulting in client and banker acquisition opportunities
- Strong brand and service model in the Twin Cities market
- Operating in the Twin Cities "sweet spot" – financing larger deals than community banks, but under the radar of larger banks
- PPP-related client acquisition opportunities
- Expansion of talented lending teams

8

9 Dollars in millions • Despite payoffs and paydowns of $224 million and a net PPP balance reduction of $ 28 million in 4Q21, gross loan portfolio grew $ 107 million from 3Q21 • Loan pipeline remains strong and diversified among various asset classes A Proven Loan Growth Engine Up 10% compared to 3Q21 Up 37% compared to 3Q21 Decrease Increase Total

CRE NOO 29.0% Multifamily 32.3% C&D 10.0% 1 - 4 Family 10.8% CRE OO 4.0% C&I 12.8% PPP 0.9% Consumer & Other 0.2% 10 Dollars in millions Loan Portfolio Composition Loan Mix by Type $2.8 Billion 4Q21 Loan Growth by Type (vs. 3Q21) Well - Diversified Loan Portfolio • 4Q21 loan growth across all commercial portfolios, led by multifamily • Multifamily continues to be a key growth portfolio due to segment expertise and lower risk characteristics • 62% fixed rate, 21% variable rate, and 17% adjustable rate • Loan modifications of $35.0 million at December 31, 2021, or 1.3% of gross loans (ex. PPP) $(28) $(0) $9 $10 $15 $24 $32 $45 Multifamily C&I CRE Nonowner Occupied CRE Owner Occupied 1 - 4 Family Construction & Development Consumer & Other PPP

$672 $713 $758 $846 $875 $366 $433 $432 $489 $545 $658 $792 $761 $792 $864 $354 $345 $322 $310 $293 $452 $356 $447 $417 $369 $2,502 $2,639 $2,721 $2,854 $2,946 4Q20 1Q21 2Q21 3Q21 4Q21 11 • 30.2% YoY growth in noninterest - bearing deposits • Robust deposit inflows reflect both successful new client and banker acquisition initiatives and pandemic - related accumulation of liquidity by existing clients • Core deposits 1 were 85% of total deposits (up from 78% at 4Q20) • Cost of total deposits of 0.45%, down from 0.48% in 3Q21 • $123 million in time deposits maturing over the next five quarters at a blended cost of 1.37% • Expect deposit growth to continue to fund loan growth going forward 1 Total deposits less brokered deposits and certificates of deposit greater than $250,000 Dollars in millions Interest - Bearing Transaction Noninterest - Bearing Transaction Time Savings & Money Market Brokered Strong Deposit Growth to Support Loan Originations

$15,164 $6,739 $7,195 $7,742 $22,641 4.54% 1.94% 1.99% 1.93% 5.45% 4Q20 1Q21 2Q21 3Q21 4Q21 $440 $(46) $(4) $(10) $31 0.08% (0.01)% 0.00% 0.00% 0.00% 4Q20 1Q21 2Q21 3Q21 4Q21 $775 $770 $761 $734 $722 0.03% 0.03% 0.02% 0.02% 0.02% 4Q20 1Q21 2Q21 3Q21 4Q21 $34,841 $35,987 $37,591 $38,901 $40,020 1.59% 1.59% 1.50% 1.46% 1.43% 1.50% 1.48% 1.45% 1.43% 1.42% 4Q20 1Q21 2Q21 3Q21 4Q21 12 Asset Quality Classified Assets Nonperforming Assets 1 Allowance for Loan Losses Net Charge - Offs Superb Asset Quality Despite COVID Impact 4Q21 increase primarily due to pandemic - related migration of two relationships from Watch to Classified Consistently low NPA levels Current reserves at appropriate levels Cumulative NCOs of $663K since 2017 ¹ Nonaccrual loans, loans 90 days past due and foreclosed assets Dollars in thousands Classified Assets % of Bank Tier 1 Capital + ALLL NPAs % of Assets ALLL % of Gross Loans % of Gross Loans (ex. PPP) Net Charge - offs % of Average Loans (annualized)

C&I , 17.7% CRE NOO Hotels , 31.8% CRE NOO - Senior Housing , 21.5% CRE NOO Retail , 18.2% CRE NOO Other , 9.4% 1 - 4 Family , 1.4% C&I 64.1% CRE NOO Retail 15.8% CRE NOO Office 2.7% CRE OO 10.7% C&D 0.6% 1 - 4 Family 6.1% $23 Million 13 Investor Real Estate Secured: CRE Nonowner Occupied (“NOO”) Watch List By Loan Type Classified List By Loan Type $49 Million Dollars in thousands Watch List Characteristics Loan Balance Outstanding $49,330 % of Total Loans, Gross 1.7% Number of Loans 21 Average Loan Size $2,349 Classified List Characteristics Loan Balance Outstanding $22,641 % of Total Loans, Gross 0.8% Number of Loans 28 Average Loan Size $809 % of Bank Tier 1 Capital + ALLL 5.45% Watch and Classified Assets Remain Primarily Pandemic - Related 2 C&I relationships migrated from Watch to Classified in 4Q21 Only 4 hotel relationships as of December 31, 2021; with 2 on Watch

18.4 19.2% 15.4% 17.5% 16.4% 19.8 22.3% 25.9% 24.4% 26.2% $1,121 $1,273 $1,305 $1,418 $1,480 4Q20 1Q21 2Q21 3Q21 4Q21 9.28% 9.11% 9.08% 10.70% 10.82% 10.35% 10.34% 9.67% 9.47% 9.36% 14.58% 14.46% 13.49% 15.93% 15.55% 4Q20 1Q21 2Q21 3Q21 4Q21 14 Dollars in millions On & Off - Balance Sheet Liquidity as % of Total Assets Solid Capital and Liquidity Position • Repurchased 3,320 shares of common stock ($54K) at a weighted average price of $16.36 • $12.4M remaining under the current share repurchase program Focus on utilizing capital to support strong loan growth Investment portfolio completely unencumbered at December 31, 2021 Off - Balance Sheet Liquidity as a % of Assets On - Balance Sheet Liquidity as a % of Assets Total Risk - Based Capital Ratio Common Equity Tier 1 Capital Ratio Tier 1 Leverage Ratio 4Q21 Capital Actions Consolidated Capital Ratios

$262 $276 $288 $298 $310 8.96% 8.99% 9.10% 8.81% 8.91% 4Q20 1Q21 2Q21 3Q21 4Q21 Tangible Common Equity to Tangible Assets 1 $4.53 $5.40 $7.22 $8.33 $9.31 $10.98 2016 2017 2018 2019 2020 2021 15 Strong Capital and Liquidity Tangible Book Value Per Share 1 up 17.9% in 2021 Tangible Common Equity 1 Represents a Non - GAAP financial measure. See Appendix for Non - GAAP reconciliation Dollars in millions, except per share data Consistently Growing Tangible Book Value Tangible Common Equity 1

2022 Strategic Priorities – Building on Our Momentum Continue Balance Sheet Growth Trajectory 1 2 3 4 16 Invest in Business Scalability to Support Growth Maintain Highly Efficient Operating Model Develop, Retain and Recruit Top Industry Talent • Generate mid - to high - teens loan growth, excluding PPP loans • Twin Cities organic growth opportunities will support growth to $5 billion in assets in the Twin Cities over the next few years • Continue M&A discussions with potential partners • Make proactive investments before we need them • Includes areas such as technology and automation, risk management and project management • Launching industry - leading commercial loan origination system in early 2022 • Leverage strong spread - based revenue generation to drive continued revenue growth • Evaluate potential opportunities to enhance revenue diversification • Maintain expense growth in - line with asset growth • Attract top talent in key growth areas such as lending, credit, treasury management, risk and IT • Develop existing talent through management development programs to enhance skills and promote growth within the company • Meet the evolving needs of our team members – modern amenities in our new corporate center, collaboration, flexibility, ESG focus

Existing Client 57.7% New Client 42.3% 18 New vs. Existing Client PPP Origination Summary as of 12/31/2021 Number of Loans Principal Balance Origination Fees Round 1 1,200 $ 181,600 $ 5,706 Round 2 651 78,386 3,544 Total 1,851 $ 259,986 $ 9,250 Dollars in thousands PPP Outstanding Summary As of and for the Three Months Ended 12/31/2021 Program Lifetime # of Loans Principal Balance Net Fees Earned Unrecognized Fees Net Fees Generated Net Fees Earned Round 1 17 $ 1,109 $ 74 $ 8 $ 5,706 $ 5,698 Round 2 136 25,053 885 890 3,544 2,654 Total 153 $ 26,162 $ 959 $ 898 $ 9,250 $ 8,352 PPP Loans

19 Dollars in thousands Loan Portfolio – Repricing Composition Variable/Adjustable Loans vs. Rate Floors Fixed/Adjustable Years to Maturity/Repricing Loan Portfolio Repricing Fixed , 61.9% Variable , 20.6% Adjustable , 17.5% 80% 73% 75% 78% 71% 84% 20% 27% 25% 22% 29% 16% $281,198 $295,624 $272,783 $274,265 $403,659 $712,126 Less Than 1 Year 1 to 2 Years 2 to 3 Years 3 to 4 Years 4 to 5 Years 5+ Years Adjustable Fixed Index Rate At Floor 0 to -25 bps -26 to -50 bps -51 to -75 bps -76 to -100 bps > -100 bps Total PRIME 311,938 $ 24,536 $ 10,242 $ - $ 115 $ - $ 346,833 $ Libor 139,008 $ - $ - $ - $ 18,444 $ - $ 157,452 $ SOFR 4,860 $ - $ - $ - $ - $ - $ 4,860 $ 2 Yr FHLB 9,629 $ - $ - $ - $ - $ - $ 9,629 $ 3 Yr FHLB 96,875 $ - $ - $ - $ - $ - $ 96,875 $ 5 Yr FHLB 90,150 $ - $ - $ - $ - $ - $ 90,150 $ 90 Day T-Bill 10,000 $ - $ - $ - $ - $ - $ 10,000 $ 1 Yr CMT 3,722 $ - $ - $ - $ - $ - $ 3,722 $ 2 Yr CMT 112 $ - $ 8,422 $ - $ - $ - $ 8,534 $ 3 Yr CMT 79,534 $ 3,603 $ 2,343 $ 762 $ 8,784 $ 10,800 $ 105,825 $ 5 Yr CMT 131,246 $ 1,172 $ 6,624 $ 11 $ 193 $ 11,003 $ 150,249 $ Total 877,074 $ 29,311 $ 27,631 $ 773 $ 27,537 $ 21,803 $ 984,128 $

20 This presentation includes certain non - GAAP financial measures intended to supplement, not substitute for, comparable GAAP measu res. Reconciliations of these non - GAAP financial measures are provided below. The Company believes these non - GAAP financial measures provide useful informatio n to both management and investors to analyze and evaluate the Company’s financial performance. Because not all companies use the same calculations fo r t hese measures, the information in this presentation may not be comparable to other similarly titled measures as calculated by other companies. Dollars in thousands Reconciliation of Non - GAAP Financial Measures - Annual Tangible Common Equity & Tangible Common Equity/Tangible Assets 2016 2017 2018 2019 2020 2021 Common Equity 115,366 $ 137,162 $ 220,998 $ 244,794 $ 265,405 $ 379,272 $ Less: Preferred Stock - - - - - (66,514) Less: Intangible Assets (4,060) (3,869) (3,678) (3,487) (3,296) (3,105) Tangible Common Equity 111,306 $ 133,293 $ 217,320 $ 241,307 $ 262,109 $ 309,653 $ Total Assets 1,260,394 $ 1,616,612 $ 1,973,741 $ 2,268,830 $ 2,927,345 $ 3,477,659 $ Less: Intangible Assets (4,060) (3,869) (3,678) (3,487) (3,296) (3,105) Tangible Assets 1,256,334 $ 1,612,743 $ 1,970,063 $ 2,265,343 $ 2,924,049 $ 3,474,554 $ Tangible Common Equity/Tangible Assets 8.86% 8.26% 11.03% 10.65% 8.96% 8.91% Tangible Book Value Per Share 2016 2017 2018 2019 2020 2021 Book Value Per Common Share 4.69 $ 5.56 $ 7.34 $ 8.45 $ 9.43 $ 11.09 $ Less: Effects of Intangible Assets (0.17) (0.16) (0.12) (0.12) (0.12) (0.11) Tangible Book Value Per Common Share 4.53 $ 5.40 $ 7.22 $ 8.33 $ 9.31 $ 10.98 $ Total Common Shares 24,589,861 24,679,861 30,097,274 28,973,572 28,143,493 28,206,566 As of and for the year ended December 31,

BRIDGEWATER BANCSHARES, INC.

Reconciliation of Non-GAAP Financial Measures – Profitability, TCE and TBV

This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of these non-GAAP financial measures are provided below. The Company believes these non-GAAP financial measures provide useful information to both management and investors to analyze and evaluate the Company's financial performance. Because not all companies use the same calculations for these measures, the information in this presentation may not be comparable to other similarly titled measures as calculated by other companies.

	As of and for the quarter ended,									
Efficiency Ratio	**December 31, 2020**	**December 31, 2020***	**March 31, 2021**	**March 31, 2021***	**June 30, 2021**	**June 30, 2021***	**September 30, 2021**	**September 30, 2021***	**December 31, 2021**	**December 31, 2021***
Noninterest Expense	$ 15,258	$ 15,258	$ 10,923	$ 10,923	$ 11,477	$ 11,477	$ 13,236	$ 13,236	$ 12,459	$ 12,459
Less: Amortization of Tax Credit Investments	-	(146)	-	(118)	-	(140)	-	(152)	-	(152)
Less: FHLB Advances Prepayment Fee	-	(5,613)	-	-	-	-	-	-	-	-
Less: Debt Prepayment Fees	-	-	-	-	-	-	-	(582)	-	-
Less: Amortization Intangible Assets	(48)	(48)	(48)	(48)	(47)	(47)	(48)	(48)	(48)	(48)
Adjusted Noninterest Expense	$ 15,210	$ 9,451	$ 10,875	$ 10,757	$ 11,430	$ 11,290	$ 13,188	$ 12,454	$ 12,411	$ 12,259
Net Interest Income	$ 24,841	$ 24,841	$ 25,395	$ 25,395	$ 26,288	$ 26,288	$ 28,673	$ 28,673	$ 29,153	$ 29,153
Noninterest Income	986	986	1,008	1,008	1,603	1,603	1,410	1,410	1,288	1,288
Less: Gain on Sales of Securities	(30)	(30)	-	-	(702)	(702)	(48)	(48)	-	-
Adjusted Operating Revenue	$ 25,797	$ 25,797	$ 26,403	$ 26,403	$ 27,189	$ 27,189	$ 30,035	$ 30,035	$ 30,441	$ 30,441
Efficiency Ratio	59.0%	36.6%	41.2%	40.7%	42.0%	41.5%	43.9%	41.5%	40.8%	40.3%

	As of and for the quarter ended,				
Tangible Common Equity & Tangible Common Equity/Tangible Assets	**December 31, 2020**	**March 31, 2021**	**June 30, 2021**	**September 30, 2021**	**December 31, 2021**
Total Shareholders' Equity	$ 265,405	$ 279,171	$ 290,830	$ 367,803	$ 379,272
Less: Preferred Stock	-	-	-	(66,515)	(66,514)
Total Common Shareholders' Equity	265,405	279,171	290,830	301,288	312,758
Less: Intangible Assets	(3,296)	(3,248)	(3,200)	(3,153)	(3,105)
Tangible Common Equity	$ 262,109	$ 275,923	$ 287,630	$ 298,135	$ 309,653
Total Assets	$ 2,927,345	$ 3,072,359	$ 3,162,612	$ 3,389,125	$ 3,477,659
Less: Intangible Assets	(3,296)	(3,248)	(3,200)	(3,153)	(3,105)
Tangible Assets	$ 2,924,049	$ 3,069,111	$ 3,159,412	$ 3,385,972	$ 3,474,554
Tangible Common Equity/Tangible Assets	8.96%	8.99%	9.10%	8.81%	8.91%

Tangible Book Value Per Share	**December 31, 2020**	**March 31, 2021**	**June 30, 2021**	**September 30, 2021**	**December 31, 2021**
Book Value Per Common Share	$ 9.43	$ 9.92	$ 10.33	$ 10.73	$ 11.09
Less: Effects of Intangible Assets	(0.12)	(0.12)	(0.11)	(0.11)	(0.11)
Tangible Book Value Per Common Share	$ 9.31	$ 9.80	$ 10.22	$ 10.62	$ 10.98
Total Common Shares	28,143,493	28,132,929	28,162,777	28,066,822	28,206,566

	As of and for the quarter ended
ROATCE	**December 31, 2021**
Net Income Available to Common Shareholders	$ 11,343
Average Total Shareholders' Equity	$ 374,035
Less: Average Preferred Stock	(66,515)
Average Total Common Shareholders' Equity	$ 307,520
Less: Effects of Average Intangible Assets	(3,132)
Average Tangible Common Equity	$ 304,388
Annualized Return on Average Tangible Common Equity	14.78%

* Efficiency Ratio is adjusted to exclude the historic tax credit amortization, FHLB prepayment fees and debt prepayment fees.
Dollars in thousands

21

Bridgewater Bancshares, Inc.

Reconciliation of Non-GAAP Financial Measures – PPNR

This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of these non-GAAP financial measures are provided below. The Company believes these non-GAAP financial measures provide useful information to both management and investors to analyze and evaluate the Company's financial performance. Because not all companies use the same calculations for these measures, the information in this presentation may not be comparable to other similarly titled measures as calculated by other companies.

	As of and for the quarter ended,				
Pre-Provision Net Revenue	**December 31, 2020**	**March 31, 2021**	**June 30, 2021**	**September 30, 2021**	**December 31, 2021**
Noninterest Income	$ 986	$ 1,008	$ 1,603	$ 1,410	$ 1,288
Less: Gain on sales on Securities	(30)	-	(702)	(48)	-
Total Operating Noninterest Income	956	1,008	901	1,362	1,288
Plus: Net Interest Income	24,841	25,395	26,288	28,673	29,153
Net Operating Revenue	25,797	26,403	27,189	30,035	30,441
Noninterest Expense	$ 15,258	$ 10,923	$ 11,477	$ 13,236	$ 12,459
Less: Amortization of Tax Credit Investments	(146)	(118)	(140)	(152)	(152)
Less: FHLB Advances Prepayment Fees	(5,613)	-	-	-	-
Less: Debt Prepayment Fee	-	-	-	(582)	-
Total Operating Noninterest Expense	9,499	10,805	11,337	12,502	12,307
Pre-Provision Net Revenue	$ 16,298	$ 15,598	$ 15,852	$ 17,533	$ 18,134
Plus:					
Non-Operating Revenue Adjustments	30	-	702	48	-
Less:					
Provision for Loan Losses	3,900	1,100	1,600	1,300	1,150
Non-Operating Expense Adjustments	5,759	118	140	734	152
Provision for Income Taxes	1,690	3,709	3,821	4,038	4,318
Net Income	$ 4,979	$ 10,671	$ 10,993	$ 11,509	$ 12,514
Average Assets	$ 2,816,032	$ 2,940,262	$ 3,076,712	$ 3,332,301	$ 3,403,270
Pre-Provision Net Revenue Return on Average Assets	2.30%	2.15%	2.07%	2.09%	2.11%

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Dollars in thousands

Reconciliation of Quarterly Non-GAAP Financial Measures – Core NIM

BRIDGEWATER BANCSHARES, INC.

This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of these non-GAAP financial measures are provided below. The Company believes these non-GAAP financial measures provide useful information to both management and investors to analyze and evaluate the Company's financial performance. Because not all companies use the same calculations for these measures, the information in this presentation may not be comparable to other similarly titled measures as calculated by other companies.

	As of and for the quarter ended,				
Core Net Interest Margin	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
Net Interest Income (Tax-Equivalent Basis)	$ 25,051	$ 25,609	$ 26,495	$ 28,880	$ 29,388
Less: Loan Fees	(1,514)	(1,202)	(1,023)	(1,487)	(1,462)
Less: PPP Interest and Fees	(2,097)	(1,864)	(1,767)	(1,753)	(1,057)
Core Net Interest Margin	$ 21,440	$ 22,543	$ 23,705	$ 25,640	$ 26,869
Average Interest Earning Assets	$ 2,759,543	$ 2,883,084	$ 3,019,437	$ 3,234,301	$ 3,320,603
Less: Avergage PPP Loans	(165,099)	(148,881)	(149,312)	(76,006)	(39,900)
Core Average Interest Earning Assets	$ 2,594,444	$ 2,734,203	$ 2,870,125	$ 3,158,295	$ 3,280,703
Core Net Interest Margin	3.29%	3.34%	3.31%	3.22%	3.25%
Loan Interest Income (Tax-Equivalent Basis)	$ 28,265	$ 27,938	$ 28,778	$ 31,101	$ 31,211
Less: Loan Fees	(1,514)	(1,202)	(1,023)	(1,487)	(1,462)
Less: PPP Interest and Fees	(2,097)	(1,864)	(1,767)	(1,753)	(1,057)
Core Loan Interest Income	$ 24,654	$ 24,872	$ 25,988	$ 27,861	$ 28,692
Average Loans	$ 2,301,328	$ 2,389,919	$ 2,534,071	$ 2,655,027	$ 2,755,622
Less: Average PPP Loans	(165,099)	(148,881)	(149,312)	(76,006)	(39,900)
Core Average Loans	$ 2,136,229	$ 2,241,038	$ 2,384,759	$ 2,579,021	$ 2,715,722
Core Loan Yield	4.59%	4.50%	4.37%	4.28%	4.20%

Dollars in thousands

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